As filed with the Securities and Exchange Commission on November 14, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
KONA GRILL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0216690

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
7150 East Camelback Road, Suite 220
Scottsdale, Arizona 85251
(480) 922-8100

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)
Mark S. Robinow
Chief Financial Officer
Kona Grill, Inc.
7150 East Camelback Road, Suite 220
Scottsdale, Arizona 85251
(480) 922-8100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Quinn P. Williams, Esq.
Scott K. Weiss, Esq.
Jeremy D. Zangara, Esq.
Greenberg Traurig, LLP
2375 East Camelback
Phoenix, Arizona 85016
(602) 445-8000

     Approximate date of Commencement of Proposed Sale to the Public: From time to time after the effective date of the Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock(3)	950,000 Shares	$16.12	$15,314,000	$471

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares as may be issued as a result of adjustments by reason of any stock split, stock dividend, or similar transaction.

(2)	Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low sales prices of the Registrant’s common stock, as reported on the NASDAQ Global Market, as of November 12, 2007.

(3)	Such shares are being registered for resale from time to time by certain selling stockholders.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2007
PROSPECTUS
950,000 Shares
Common Stock

     The stockholders of Kona Grill, Inc. listed in this prospectus are offering for sale up to 950,000 shares of common stock.
     We expect that sales made pursuant to this prospectus will be made
•	in broker’s transactions;

•	in block trades on the Nasdaq Global Market;

•	in transactions directly with market makers; or

•	in privately negotiated sales or otherwise.
     We will not receive any of the proceeds of sales by the selling stockholders. We will pay the expenses incurred to register the shares for resale, but the selling stockholders will pay any underwriting discounts, concessions, or brokerage commissions associated with the sale of their shares of common stock.
     The selling stockholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price or at negotiated prices at the time of the sale. Securities laws and SEC regulations may require the selling stockholders to deliver this prospectus to purchasers when they resell their shares of common stock.
     Our common stock is traded on the Nasdaq Global Market under the symbol “KONA.” On November 12, 2007, the last reported sale price of our common stock on the Nasdaq Global Market was $16.60 per share.

     See “Risk Factors,” on page 3, for a discussion of certain risk factors that should be considered by prospective purchasers of our common stock offered under this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2007.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PROSPECTUS SUMMARY
RISK FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
PART II
Item 14. Other Expenses of Issuance and Distribution
Item 15. Indemnification of Directors and Officers
Item 16. Exhibits
Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5.1
EX-23.2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the shares of common stock that are part of this offering.
•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2007;

•	Proxy Statement dated March 19, 2007;

•	Current Report on Form 8-K filed May 1, 2007;

•	Current Report on Form 8-K filed May 21, 2007;

•	Current Report on Form 8-K filed May 29, 2007;

•	Current Report on Form 8-K filed July 31, 2007;

•	Current Report on Form 8-K filed October 30, 2007;

•	Current Report on Form 8-K filed November 5, 2007;

•	Current Report on Form 8-K filed November 6, 2007; and

•	The description of our common stock contained in our registration statement on Form 8-A (Registration No. 000-51491) filed on August 11, 2005, including any amendments or reports filed for the purpose of updating that description.
     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus, except as so modified or superseded.
     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus. You may request a copy of this information by writing or telephoning our corporate secretary at the following address and number: Kona Grill, Inc., 7150 East Camelback Road, Scottsdale, Arizona 85251, telephone (480) 922-8100.

i

PROSPECTUS SUMMARY
     The following summary does not contain all of the information that may be important to purchasers of our common stock. Prospective purchasers of common stock should carefully review the detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this prospectus.
The Company
Overview
     Kona Grill restaurants offer freshly prepared food, personalized service, and a contemporary ambiance that create an exceptional, yet affordable dining experience that we believe exceeds many traditional casual dining restaurants with whom we compete. Our high-volume upscale casual restaurants feature a diverse selection of mainstream American dishes as well as a variety of appetizers and entrees with an international influence, including an extensive selection of sushi items. Our menu items also incorporate over 40 signature sauces and dressings that we make from scratch, creating broad based appeal for the lifestyle and taste trends of a diverse group of guests, including everyday diners, couples, larger social groups, families, singles, and empty-nesters as well as special occasion customers. Our menu is standardized for all of our restaurants allowing us to deliver consistent, high quality meals.
     Our restaurants accommodate approximately 275 guests and are comprised of multiple dining areas that incorporate modern design elements to create an upscale ambiance that reinforces our high standards of food and service. Our main dining area, full-service bar, outdoor patio, and sushi bar provide a choice of atmospheres and a variety of environments designed to appeal and encourage repeat visits with regular guests. We locate our restaurants in high-activity areas such as retail centers, shopping malls, urban power dining locations, lifestyle centers, and entertainment centers that are situated near commercial office space and residential housing to attract guests throughout the day. Our restaurants are designed to satisfy our guests’ dining preferences during lunch, dinner, and non-peak periods such as late afternoon and late night.
     We believe that our vast array of offerings and generous portions combined with an estimated average check per guest during 2006 of approximately $22 offers our guests an attractive price-value proposition. This value proposition, coupled with our multiple day-part model and exceptional service, have created an attractive dining experience. Furthermore, our restaurant model provides us with considerable growth opportunities to develop the Kona Grill concept nationwide.
Our Competitive Strengths
     We believe that the key strengths of our business include the following:
•	Innovative Menu Selections with Mainstream Appeal. We offer a freshly prepared menu that combines a diverse selection of mainstream American selections as well as a variety of appetizers and entrees with an international influence, and award-winning sushi to appeal to a wide range of tastes, preferences, and price points. We prepare our dishes from original recipes with generous portions and creative and appealing presentations that adhere to standards that we believe are much closer to fine dining than typical casual dining.

•	Distinctive Upscale Casual Dining Experience. Our upscale casual dining concept captures some of the best elements of fine dining including a variety of exceptional food, impeccable service, and an extensive wine and drink list, and combines them with more casual qualities, like a broad menu with attractive price points and a choice of environments to fit any dining occasion, enabling us to attract a broad guest demographic. Our innovative menu, personalized service, and contemporary restaurant design blend together to create our upscale casual dining experience.

•	Personalized Guest Service. Our commitment to provide prompt, friendly, and efficient service enhances our food, reinforces our upscale ambiance, and helps distinguish us from other traditional casual dining restaurants.

•	Multiple Daypart Model. Our appetizers, pizzas, entrees, and sushi offerings provide a flexible selection of items that can be ordered individually or shared by our guests, allowing them to dine with us during traditional lunch and dinner meal periods as well as in between customary dining periods such as in the late afternoon and late night.

•	Attractive Unit Economics. During 2006, the average unit volume of our nine restaurants open for at least 12 months was $4.8 million, or $678 per square foot. We believe our high average unit volume helps us attract high-quality employees, leverage our fixed costs, and makes us a desirable tenant for landlords. We expect the average cash investment for our new restaurants to be approximately $2.5 million, net of landlord tenant improvement allowances and excluding preopening expense. Our restaurant cash flow provides us the prospect of strong financial returns on this investment.
Growth Strategy
     We believe that there are significant opportunities to grow our sales, our concept, and our brand throughout the United States. The following sets forth the key elements of our growth strategy.
•	Pursue disciplined new restaurant growth. We adhere to a disciplined site selection process and intend to continue expanding Kona Grill restaurants in both new and existing markets that meet our demographic, site location, and return on investment criteria. Over the next several years, we plan to open the majority of our restaurants in new markets to continue to build awareness of our concept and to establish Kona Grill as a national upscale casual brand.

•	Grow existing restaurant sales. Our goal for existing restaurants is to improve our unit volumes through ongoing local marketing efforts designed to generate awareness and trial of our concept and increase the frequency of guest visits.

•	Leverage depth of existing corporate infrastructure. As we continue to realize the benefits of our growth, we believe that we will be able to leverage our investments in corporate infrastructure and generate improving financial results as our sales increase.
November 2007 Private Offering
     During November 2007, we completed a private offering of 650,000 shares of our common stock. We received gross proceeds of approximately $10.6 million from the offering and plan to use the net proceeds of the private offering to fund new restaurant development and for general corporate purposes. We issued shares of our common stock at a purchase price of $16.25 per share in the private offering to the selling stockholders listed on page 4 of this prospectus (except for William Blair & Company L.L.C.), all of whom were accredited investors. We are registering for resale all of the 650,000 shares that were sold in the private offering to the selling stockholders, as well as 300,000 shares held by William Blair & Company L.L.C. that were subject to registration rights.
Our Offices
     We maintain our principal executive offices at 7150 East Camelback Road, Suite 220, Scottsdale, Arizona 85251. Our telephone number is (480) 922-8100.
The Offering

Common Stock offered by the selling stockholders	950,000 shares

Use of proceeds	We will not receive any of the proceeds of sales of common stock by the selling stockholders.

Nasdaq Global Market Symbol	KONA

RISK FACTORS
     Investing in our common stock involves a high degree of risk. Please see the risk factors described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this prospectus, or any future filings made by us with the SEC and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements and information contained in this prospectus and the documents incorporated by reference in this prospectus concerning our future, proposed, and anticipated activities; certain trends with respect to our revenue, operating results, capital resources, and liquidity or with respect to the markets in which we compete; and other statements contained in this prospectus and the documents incorporated by reference into this prospectus regarding matters that are not historical facts are forward-looking statements, as such term is defined in the Securities Act. Forward-looking statements include statements regarding our “expectations,” “anticipation,” “intentions,” “beliefs,” or “strategies” regarding the future. Forward-looking statements, by their very nature, include risks and uncertainties, many of which are beyond our control. Accordingly, actual results may differ, perhaps materially, from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under “Risk Factors” and included in our latest annual report or other reports filed from time to time with the SEC, which include the following:
•	the limited history for evaluating our company;

•	our history of losses and expectation of further losses;

•	our limited number of existing restaurants;

•	the effect of growth on our infrastructure, resources, and existing restaurants;

•	our ability to expand our operations in both new and existing markets;

•	the impact of supply shortages and food costs in general;

•	our ability to protect our trademarks and other proprietary information;

•	our ability to raise capital;

•	our ability to fully utilize and retain new executives;

•	negative publicity surrounding our restaurants or the consumption of our food products in general;

•	a decline in visitors to activity centers surrounding our restaurants;

•	the impact of federal, state, or local government regulations;

•	the impact of litigation;

•	labor shortages or increases in labor costs; and

•	economic and political conditions generally.
USE OF PROCEEDS
     We will not receive any of the proceeds from sales of shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS
     During November 2007, we completed a private offering of 650,000 shares of our common stock. We received gross proceeds of approximately $10.6 million from the offering and plan to use the net proceeds of the private offering to fund new restaurant development and for general corporate purposes. We issued shares of our common stock at a purchase price of $16.25 per share in the private offering to the selling stockholders set forth below (except for William Blair & Company L.L.C.), all of whom were accredited investors. We are registering for resale all of the 650,000 shares that were sold in the private offering to the selling stockholders, as well as 300,000 shares held by William Blair & Company L.L.C. that were subject to registration rights. The shares covered by this prospectus may be offered from time to time by the selling stockholders. The selling stockholders may sell all, some, or none of their shares in this offering. See “Plan of Distribution.”
     In connection with this offering, we will pay the expenses incident to this registration, including the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and related fees and disbursements of our counsel and auditors, but the selling stockholders will pay any selling commissions and similar expenses relating to the sale of the shares. In addition, we have agreed to indemnify the selling stockholders, and certain affiliated parties, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, in connection with this offering. The selling stockholders have agreed to indemnify us and our directors and officers, as well as any person that controls us, against certain liabilities, including certain liabilities under the Securities Act.
     The following table sets forth (1) the name of each of the selling stockholders, (2) the number of shares of common stock beneficially owned by each such selling stockholder that may be offered for the account of such selling stockholder under this prospectus, and (3) the number of shares of common stock beneficially owned by each such selling stockholder upon completion of this offering. Such information was obtained from the selling stockholders but has not been independently verified by us. The term “selling stockholder” includes the persons listed below and their respective transferees, pledgees, donees, or other successors. Unless otherwise indicated, none of the selling stockholders have had any material relationship with us during the past three years.

	Shares Beneficially			Shares Beneficially
	Owned Prior to		Shares Being	Owned After
Name of	Offering (1)		Registered	Offering (1)(2)
Beneficial Owner	Number	Percent	for Sale (2)	Number	Percent
William Blair & Company, L.L.C. (3)	855,378	13.1%	300,000	555,378	8.5%
Capital Ventures International (4)	200,000	3.1	200,000	—	—
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio (nominee: Finwell & Co.) (5)	153,300	2.3	97,000	56,300	*
Blackwell Partners, LLC	190,100	2.9	77,000	113,100	1.7
Outpoint Offshore Fund, Ltd.	122,146	1.9	60,000	62,146	*
Dover Capital Management I LLC	50,000	*	50,000	—	—
Eagle Select Fund Limited	56,570	*	40,498	16,072	*
Hudson Bay Overseas Fund Ltd.	28,500	*	28,500	—	—
Brightleaf Partners L.P.	56,500	*	23,000	33,500	*
Global Growth Partners LP	30,763	*	22,227	8,536	*
Hudson Bay Fund LP	21,500	*	21,500	—	—
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Micro Cap Equity Portfolio (nominee: Finwell & Co.) (5)	20,200	*	13,000	7,200	*
Robert Birch	15,321	*	9,038	6,283	*
Alternative Investment Management Limited	6,289	*	6,289	2,473	*
Glen Tomlinson	2,784	*	1,948	836	*

*Less than 1%

(1)	Except as otherwise indicated, each selling stockholder named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by it. The percentages shown are calculated based on 6,546,576 shares of common stock outstanding on November 12, 2007. The numbers and percentages shown include the shares of common stock actually owned as of November 12, 2007. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of November 12, 2007 upon the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.

(2)	We have no assurance that the selling stockholders will sell any of the securities being registered hereby.

(3)	Based on the statement on Schedule 13G filed with the Securities and Exchange Commission on January 17, 2007, William Blair & Company, L.L.C. has sole voting and dispositive power over 855,378 shares of common stock. The address of William Blair & Company, L.L.C. is 222 W. Adams Street, Chicago, IL 60606.

(4)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. CVI is affiliated with one or more registered broker-dealers. CVI purchased the shares being registered hereunder in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such shares.

(5)	Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its clients’ accounts.

PLAN OF DISTRIBUTION
     Each selling stockholder and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions, and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus supplementing or amending the list of selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders under this prospectus.
     The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus supplementing or amending the list of selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders under this prospectus.
     The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.
     The selling stockholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.
     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

LEGAL MATTERS
     The validity of the shares of common stock offered hereby will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona. As of November 12, 2007, certain shareholders of that firm beneficially owned 20,000 shares of our common stock.
EXPERTS
     The consolidated financial statements of Kona Grill, Inc. appearing in Kona Grill, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We have filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed with the SEC, each such statement being qualified in all respects by such reference. For further information with respect to our company and the common stock offered by this prospectus, we refer you to the registration statement, exhibits, and schedules as well as to the information incorporated by reference in this prospectus.
     Anyone may inspect a copy of the registration statement and our other filings without charge at the public reference facility maintained by the SEC in Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any part of the registration statement and our other filings may be obtained from that facility upon payment of the prescribed fees. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants like Kona Grill that file electronically with the SEC.
     Our executive offices are located at 7150 East Camelback Road, Suite 220, Scottsdale, Arizona 85251, and our telephone number is (480) 922-8100. Our website is located at www.konagrill.com. Through our website, we make available free of charge our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statements, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. These reports are available as soon as reasonably practicable after we electronically file these reports with the Securities and Exchange Commission. We also post on our website the charters of our Audit, Compensation, and Nominating Committees; our Code of Business Conduct and Ethics, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or NASDAQ regulations. These documents are also available in print to any stockholder requesting a copy from our corporate secretary at our principal executive offices.

We have not authorized any person to give any information or to make any representation not contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by or on behalf of us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares covered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. The information in this prospectus is current as of its date. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the affairs of our company or that the information contained in this prospectus is correct as of any subsequent date.

950,000 Shares
Common Stock

PROSPECTUS

                                        , 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses payable by the Registrant in connection with the offering described in the Registration Statement. We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable broker’s commissions and expenses. All of the amounts shown are estimates except for the registration fee:

Amount to be Paid
SEC Registration Fee	$471
Accountants’ Fees and Expenses	5,000
Legal Fees and Expenses	20,000
Printing and Engraving Expenses	5,000
Miscellaneous Fees	4,529

Total	$35,000

Item 15. Indemnification of Directors and Officers.
     The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the registrant provide that the registrant will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director or officer of the registrant, or who serves or served any other enterprise or organization at the request of the registrant (an “Indemnitee”).
     Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the registrant, or serves or served any other enterprise or organization at the request of the registrant, the registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.
     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorney’s fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.
     If unsuccessful in defense of a suit brought by or in the right of the registrant, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.
     Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the registrant. The registrant may also advance expenses incurred by other employees and agents of the registrant upon such terms and conditions, if any, that the Board of Directors of the registrant deems appropriate.

Item 16. Exhibits.

Exhibit
Number	Exhibit
4.1	Form of Common Stock Certificate (1)

4.3	Kona Grill, Inc. Series A Investor Rights Agreement, dated August 29, 2003 (1)

4.4	Amendment No. 1 to Kona Grill, Inc. Series A Investor Rights Agreement, dated May 31, 2005 (1)

5.1	Opinion of Greenberg Traurig, LLP

10.17	Securities Purchase Agreement, dated November 1, 2007, among Kona Grill, Inc. and the investor parties thereto (2)

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Accounting Firm, Ernst & Young LLP

24.1	Power of Attorney of Directors and Executive Officers (included on the Signature Page of the Registration Statement)

(1)	Incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-125506), as filed on July 21, 2005.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed November 6, 2007.
Item 17. Undertakings.
     A. The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that clauses (1)(i), (1)(ii), and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     D. The undersigned hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on November 14, 2007.

KONA GRILL, INC.
By:	/s/ Marcus E. Jundt
Marcus E. Jundt
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Marcus E. Jundt and Mark S. Robinow and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Marcus E. Jundt Marcus E. Jundt	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 14, 2007

/s/ Mark S. Robinow Mark S. Robinow	Executive Vice President, Chief Financial Officer, and Secretary (Principal Accounting and Financial Officer)	November 14, 2007

/s/ Kent D. Carlson Kent D. Carlson	Director	November 14, 2007

/s/ Richard J. Hauser Richard J. Hauser	Director	November 14, 2007

/s/ Douglas G. Hipskind Douglas G. Hipskind	Director	November 14, 2007

/s/ W. Kirk Patterson W. Kirk Patterson	Director	November 14, 2007

/s/ Anthony L. Winczewski Anthony L. Winczewski	Director	November 14, 2007

/s/ Mark Zesbaugh Mark Zesbaugh	Director	November 14, 2007

EXHIBIT INDEX

Exhibit
Number	Exhibit

4.1	Form of Common Stock Certificate (1)

4.3	Kona Grill, Inc. Series A Investor Rights Agreement, dated August 29, 2003 (1)

4.4	Amendment No. 1 to Kona Grill, Inc. Series A Investor Rights Agreement, dated May 31, 2005 (1)

5.1	Opinion of Greenberg Traurig, LLP

10.17	Securities Purchase Agreement, dated November 1, 2007, among Kona Grill, Inc. and the investor parties thereto (2)

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Accounting Firm, Ernst & Young LLP

24.1	Power of Attorney of Directors and Executive Officers (included on the Signature Page of the Registration Statement)

(1)	Incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-125506), as filed on July 21, 2005.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed November 6, 2007.